EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 31, 2015, relating to the financial statements of Titan Pharmaceuticals, Inc., which appears in the Annual Report on Form 10-K of Titan Pharmaceuticals, Inc. for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ OUM & CO. LLP

San Francisco, California

November 30, 2015